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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-31680) of our reports dated March 3, 2000, relating to the financial statements and financial statement schedule of Cellomics, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania

September 1, 2000